United States

Securities and Exchange Commission

Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2010

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Hawk Systems, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-49864	65-1089222
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2385 NW Executive Center Drive, Suite 100

Boca Raton, FL  33431

(Address of principal executive offices)  (Zip Code)

(561) 962-2885

(Registrant’s telephone number, including area code)

6660 Audubon Trace West, West Palm Beach, FL 33412

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On January 25, 2010, Hawk Systems Inc. (the “Company”) entered into a settlement agreement (“Settlement Agreement”) with Leonard Tucker, as co-Trustee of the Tucker Family Spendthrift Trust (“Trust”) in order to settle the ongoing litigation between the Company and the Trust.  Michelle Tucker, the other co-Trustee of the Trust, was formerly the President and Chief Executive Officer of the Company.  The Trust held a Class A, Series A Convertible Bond (“Bond”) issued by the Company in the principal amount of $25,000, which was convertible into shares of the Company’s securities such that, upon complete conversion of the Bond, the aggregate number of shares owned by the Bond holder would be equal to 10% of all of the Company’s outstanding capital stock and capital stock reserved in conjunction with existing corporate obligations (i.e. options, warrants, etc.).  In its complaint, the Trust alleged breach of contract and specific performance for the Company’s failure to issue certain shares under the Bond after the Trust provided notice of election to convert $24,000 in principal and accrued interest of the Bond on April 29, 2009.  In accordance with the terms of the Settlement Agreement, the Company agreed to issue the Trust 3,960,030 shares of the Company’s common stock, par value $.01 (“Common Stock”) and 64,165 shares of the Company’s Series B Preferred Stock (collectively, the “Securities”).

Upon receipt of the Securities, the Company and the Trust agreed to release and forever discharge each other, their present officers, agents and employees from any and all claims and demands which have been or may have been based upon any facts or circumstances that arose or existed on or prior to the date of the Settlement Agreement.  The Trust further agreed to file a stipulation and order of dismissal with prejudice with the 15th Judicial Circuit Court of Palm Beach County and to tender the Bond to the Company for cancellation.  After issuing the Securities, the Company has no further obligation under the Bond.

Item 3.02

Unregistered Sales of Equity Securities

As described in greater detail in Item 1.01 above, the Company entered into a Settlement Agreement with the Trust on January 25, 2010, which requires that the Company issue the Trust 3,960,030 shares of Common Stock and 64,165 shares of Series B Preferred Stock.  Each share of Series B Preferred Stock is convertible at any time into 100 shares of Common Stock.

The Securities are being issued in consideration for the settlement of the litigation between the Company and the Trust. The Securities have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities laws, and were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act in that the sale did not involve any public offering. The certificates representing the Securities bear a restrictive legend providing the Securities may be resold only if the Securities are registered or resold in compliance with the provisions of Rule 144 promulgated under the Securities Act.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On January 25, 2010, the Board of Directors of the Company appointed Mr. Michael Diamant, the Company’s Chief Executive Officer, to serve as a member of the Board of Directors.   The Company is not aware of any arrangement or understanding between Mr. Diamant and any other person, pursuant to which Mr. Diamant was selected as an officer. Neither Mr. Diamant nor any of his immediate family members has been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Mr. Diamant’s appointment as director did not have any effect on the employment agreement between the Company and Mr. Diamant dated December 15, 2009 (“Agreement”), whereby Mr. Diamant serves as the Company’s Chief Executive Officer.  The description of the Agreement is qualified in its entirety by the full text of the Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2009.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits. The following exhibit is furnished pursuant to Item 1.01:

10.1	Stipulation of Settlement by and between Hawk Systems, Inc. and Leonard Tucker, as co-Trustee of the Tucker Family Spendthrift Trust dated January 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hawk Systems, Inc.

Date:	January 29, 2010		/s/ MICHAEL DIAMANT
		By:	Michael Diamant, Chief Executive Officer

Exhibit Index

10.1	Stipulation of Settlement by and between Hawk Systems, Inc. and Leonard Tucker, as co-Trustee of the Tucker Family Spendthrift Trust dated January 25, 2010.